EXHIBIT 23


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Blonder Tongue Laboratories, Inc.


We hereby consent to the incorporation by reference in Registration No. 333-15039 of Blonder Tongue Laboratories, Inc. on Form S-8 of our report dated February 20, 1998, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


                                            BDO Seidman, LLP


Woodbridge, New Jersey

March 30, 1998


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